Exhibit 10.1

January 30, 2019

Wright Medical Group, Inc.

1023 Cherry Road

Memphis, Tennessee 38117

Attn: James Lightman

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam,

The Netherlands

Attn: James Lightman

Re:	Exchange for Wright Medical Group, Inc. 1.625% Cash Exchangeable Senior Notes due 2023

Ladies and Gentlemen:

Wright Medical Group, Inc., a Delaware corporation (the “Company”), is offering to issue new 1.625% Cash Exchangeable Senior Notes due 2023 (the “2023 Notes”), which are to be fully and unconditionally guaranteed (the “Guarantee”) by Wright Medical Group N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Guarantor”), under the existing indenture for its outstanding 2023 Notes (CUSIP 98235T AF4 and ISIN: US98235TAF49) in exchange for certain 2.00% Cash Convertible Senior Notes due 2020 (CUSIP 98235T AE7 and ISIN: US98235TAE73) (the “2020 Notes”).

The undersigned (the “Investor”), for itself and on behalf of the beneficial owners (if any) listed on Exhibit A hereto (each, an “Account”), for whom the Investor has been duly authorized to enter into the transactions contemplated hereby, subscribes to the newly issued 2023 Notes by means of an exchange (the “Exchange”) of certain 2020 Notes for an amount of newly issued 2023 Notes (each participating Account, including the Investor if it is a beneficial owner listed on Exhibit A, an “Exchanging Holder”) pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange Agreement”).

The Investor and each Account understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Exchange is only being made to investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act.

1.

The Exchange. Subject to the terms and conditions of this Exchange Agreement, the Investor, on behalf of itself and each participating Exchanging Holder, hereby agrees to exchange, and cause the other Exchanging Holders to exchange, the aggregate principal amount (the “Exchanged Principal Amount”) of 2020 Notes set forth in column 2 of Exhibit A hereto (such principal amount of 2020 Notes, the “Exchanged 2020 Notes”) for newly issued 2023 Notes having an aggregate principal amount, for each Exchanging Holder, equal to the product of (x) the Exchange Ratio, as set forth in Exhibit A and (y) the Exchanged 2020 Notes for such Exchanging Holder, rounded to the nearest integral multiple of $1,000 in principal amount, if applicable, as set forth in column 4 of Exhibit A hereto (such aggregate principal amount of 2023 Notes, as so rounded, if applicable, the “Exchanged 2023 Notes”), and the Company agrees to issue such Exchanged 2023 Notes to the Exchanging Holders in exchange for such Exchanged 2020 Notes. For the avoidance of doubt, the Company will not make any separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged 2020 Notes or the Exchanged 2023 Notes. Instead, such amounts will be taken into account in the determination of the Exchange Ratio and deemed to be paid by the exchange of the Exchanged 2020 Notes for the Exchanged 2023 Notes.

2.

The Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 at 10:00 a.m., New York City time, on February 7, 2019, or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”).

3.	The Terms of the Exchange; Closing Mechanics.

Subject to the terms and conditions of this Exchange Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) sells, assigns and transfers to the Company, all right, title and interest in the Exchanged 2020 Notes indicated in Exhibit A hereto free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies, in satisfaction of the consideration for the Exchanged 2023 Notes, (b) waives any and all other rights with respect to such Exchanged 2020 Notes, and (c) releases and discharges the Company and the Guarantor from any and all claims the Investor may now have, or may have in the future, arising out of, or related to, such Exchanged 2020 Notes.

(a)

The Depository Trust Company (“DTC”) will act as securities depositary for the Exchanged 2023 Notes. At or prior to the times set forth in the Exchange Procedures set forth in Exhibit B hereto (the “Exchange Procedures”), the Investor shall deliver and/or cause the Exchanging Holders to deliver the Exchanged 2020 Notes, by book entry transfer through the facilities of DTC, to The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee of the 2020 Notes (in such capacity, the “2020 Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures; and

(b)

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the 2020 Notes Trustee from the Exchanging Holders of the Exchanged 2020 Notes, the Company shall execute, cause the Bank of New York Mellon Trust Company, N.A., in its capacity as trustee of the 2023 Notes (the “2023 Notes Trustee”) to authenticate and cause to be delivered to the DTC account(s) specified by the Investor in Exhibit C hereto, the Exchanged 2023 Notes.

All questions as to the form of all documents and the validity and acceptance of the 2020 Notes and the 2023 Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

4.	Representations and Warranties of the Guarantor and the Company. Each of the Company and the Guarantor jointly and severally represents and warrants to the Investor that:

(a)	Organization. It is duly organized and is validly existing under the laws of its jurisdiction of organization.

(b)	Due Authorization. This Exchange Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(c)

Authorization of Exchanged 2023 Notes. The Exchanged 2023 Notes have been duly authorized by the Company and, when issued, authenticated and delivered in accordance with the Indenture and this Exchange Agreement in exchange for Exchanged 2020 Notes by the Exchanging Holders in accordance with the terms hereof, the Exchanged 2023 Notes will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(d)

Authorization of Indenture. The indenture governing the 2023 Notes, dated as of June 28, 2018 between the Company, the Guarantor and the 2023 Notes Trustee (as amended, modified or otherwise supplemented, the “Indenture”) has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the New Notes Trustee, constitutes a legal, valid and binding obligation of both the Company and the Guarantor, enforceable against the Company and the Guarantor, respectively, in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(e)

Authorization of Guarantee. The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f)

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange Agreement, (1) the issuance of the Exchanged 2023 Notes in connection with the Exchange pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(g)

New Class. The Exchanged 2023 Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(h)

Resale Restriction Termination Date. As of the date hereof, the Resale Restriction Termination Date (as defined in the Indenture) with respect to the 2023 Notes (including the Exchanged 2023 Notes) is scheduled to occur on June 28, 2019.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company and the Guarantor that:

(a)

The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)

The Investor has full power and authority to (i) acquire from the Company the Exchanged 2023 Notes, (ii) exchange, sell, assign and transfer the Exchanged 2020 Notes exchanged hereby and (iii) to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder. If the Investor is executing this Exchange Agreement on behalf of an Account, (x) the Investor has all requisite authority to enter into this Exchange Agreement on behalf of, and, bind each Account to the terms of this Agreement, and (y) Exhibit A hereto is a true, correct and complete list of (A) the name of each Account participating in the Exchange and (B) the principal amount of each Account’s Exchanged 2020 Notes.

(c)

Each Exchanging Holder has been the beneficial owner of the Exchanged 2020 Notes continuously since at least the business day immediately preceding January 24, 2019, and is the current beneficial owner of the Exchanged 2020 Notes. When the Exchanged 2020 Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(d)

This Exchange Agreement and the consummation of the Exchange will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, the Accounts) or (2) the charter or bylaw (or equivalent organizational documents) of the Investor (or, if applicable, the Accounts).

(e)

The Investor and each Account is a resident of the state set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, is not acquiring the Exchanged 2023 Notes as a nominee or agent or otherwise for any other person.

(f)

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or sells Exchanged 2023 Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and neither the Company nor the Guarantor shall have any responsibility therefor.

(g)

The Investor and each Account has received a copy of the Indenture. The Investor, on behalf of itself and each Account, acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Exchange or the Guarantor or any of its subsidiaries (including the Company), other than the information given by the Guarantor’s and the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Guarantor and its subsidiaries (including the Company) and the terms of the Exchange; and (2) the Guarantor and its subsidiaries (including the Company) do not take any responsibility for, and neither the Guarantor nor any of its subsidiaries (including the Company) can provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor, on behalf of itself and each Account, hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Indenture or any such other information.

(h)

The Investor and each Account understands and accepts that acquiring the 2023 Notes in the Exchange involves risks, including those described in the Guarantor’s reports filed with the Securities and Exchange Commission. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Exchange and an investment in the 2023 Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the 2023 Notes and the consequences of the Exchange and this Exchange Agreement. The Investor and each Account has considered the suitability of the 2023 Notes as an investment in light of its own circumstances and financial condition, and the Investor and each Account is able to bear the risks associated with an investment in the 2023 Notes.

(i)

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Exchange and receive the 2023 Notes pursuant to the terms hereof. It is understood that information provided in the Indenture, or by the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Exchange, and that none of the Guarantor, the Company or the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Exchange.

(j)

The Investor confirms, for itself and for each Account, that neither the Guarantor, the Company or the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the 2023 Notes; or (2) made any representation to the Investor nor any Account regarding the legality of an investment in the 2023 Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, neither the Investor nor any Account not relying on the advice or recommendations of the Guarantor, the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the 2023 Notes is suitable and appropriate for the Investor or such Account.

(k)

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the 2023 Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the 2023 Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Guarantor and its subsidiaries (including the Company) and has conducted its own investigation of the Guarantor and its subsidiaries (including the Company) and the 2023 Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Guarantor’s filings with the Securities and Exchange Commission and such other information concerning the Guarantor and its subsidiaries (including the Company) and the 2023 Notes as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Account has been offered the opportunity to ask questions of the Guarantor and the Company and their respective representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Exchange and the 2023 Notes. Notwithstanding the foregoing, each of the Investor and each Account acknowledges that it has requested that it not receive or otherwise be made aware of non-public information regarding the Guarantor that may restrict its ability to trade in the Company’s securities, and accordingly: (x) acknowledges the disadvantages to which the Investor and each Account is subject on account of the disparity of information as between the Company and the Guarantor, on the one hand, and the Investor and each Account on the other, as a result of certain non-public information concerning the Guarantor and its subsidiaries (including the Company) and/or the 2020 Notes or the 2023 Notes that is not known to the Investor or each Account and that may be material (collectively, the “Non-Public Information”); and (y) acknowledges and agrees that the Investor and each Account has agreed to acquire the Exchanged 2023 Notes pursuant to this Exchange Agreement, notwithstanding that the Investor and each Account is aware that the Non-Public Information exists and that neither the Company, the Guarantor nor the Placement Agent has disclosed the Non-Public Information to the Investor or any Account.

(l)

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the 2023 Notes or made any finding or determination concerning the fairness or advisability of such investment.

(m)

The Investor and each Account is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees, for itself and on behalf of each Account, to furnish any additional information reasonably requested by the Guarantor or the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(n)

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, either the Guarantor or the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of either the Guarantor or the Company.

(o)

The Investor and each Account is acquiring the 2023 Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchanged 2023 Notes. The Investor and each Account understands that the offer and sale of the Exchanged 2023 Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor, for itself and on behalf of each Account, in this Exchange Agreement.

(p)

The Investor and each Account understands that each of the Guarantor and the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Exchange meets the requirements for the exemptions referenced in clause (m) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent (the “Wall Cross Email”)) is made public and prior to the Closing in connection with the issuance of the 2023 Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(q)

The Investor and each Account acknowledges that the Exchanged 2023 Notes have not been registered under the Securities Act. As a result, the Exchanged 2023 Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as further set forth in Section 2.05 of the Indenture and the Investor hereby agrees, for itself and on behalf of each Account, that neither it nor any Account will sell the Exchanged 2023 Notes other than in compliance with such transfer restrictions.

(r)

The Investor and each Account acknowledges and agrees that there is no assurance that a public market for the 2023 Notes will be sustained and neither the Company, the Guarantor, nor the Placement Agent has undertaken to make a public market in the 2023 Notes. In addition, the Investor and each Account acknowledges that it will receive a beneficial interest in the Exchanged 2023 Notes held in a global note with restricted legends and a restricted CUSIP number issued under the Indenture, and agrees that the Exchanged 2023 Notes will be subject to a restricted CUSIP number and the respective restrictive legends set forth in Section 2.05 of the Indenture until such time as such restrictions cease to apply in accordance with the requirements set forth in the Indenture.

(s)

The Investor and each Account acknowledges that the terms of the Exchange have been mutually negotiated between the Investor (for itself and on behalf of each Account), the Guarantor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of itself and each Account.

(t)

The Investor and each Account acknowledges the Company intends to pay an advisory fee to the financial advisor, Perella Weinberg Partners LP, in respect of the Exchange, a portion of which is to be paid to the Placement Agent.

(u)

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Guarantor, the Company, the 2020 Notes Trustee or the 2023 Notes Trustee to complete the Exchange.

(v)

The Investor and each Account understands that, unless the Investor notifies the Guarantor and the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(w)	The Exchanging Holders’ participation in the Exchange was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged 2020 Notes.

(x)

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Guarantor, the Company or the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Account became aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(y)

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its and each Account’s beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

(z)	The Investor and each Account is a qualified investor as defined in the Prospectus Directive.

“Prospectus Directive” means Directive 2003/71/EC of the European Union, and any amendments thereto, including Directive 2010/73/EU, including any implementation measure in a member state of the European Economic Area.

(aa)	The Investor and each Account agrees and acknowledges that no disclosure or offering document has been prepared in connection with the Exchange by the Placement Agent or any of its affiliates.

(bb)

The Investor and each Account has conducted its own investigation of the Guarantor, the Company, the 2023 Notes and the 2020 Notes and has not relied on any statements or other information provided by the Placement Agent concerning the Guarantor, the Company, the 2023 Notes or the 2020 Notes.

(cc)

The Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Guarantor, the Company, the 2023 Notes or the 2020 Notes or the accuracy, completeness or adequacy of any information supplied to the Investor or any Account by the Guarantor or the Company.

(dd)	In connection with the Exchange, the Placement Agent has not acted as the Investor’s or any Account’s financial advisor or fiduciary.

6.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Exchanging Holders to deliver, the Exchanged 2020 Notes and of the Company to deliver the Exchanged 2023 Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company and the Guarantor on the one hand, and of the Investor on the other contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

7.

Covenant and Acknowledgment of the Guarantor. At or prior to 8:00 a.m., New York City time, on the first business day after the date hereof, the Guarantor shall issue a press release announcing the Exchange, which press release the Guarantor acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent either the Guarantor or the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Guarantor or the Company to the Investor in connection with the Exchange.

8.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Account to the Company substantially in the form of Exhibit C hereto.

9.

Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.

Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Guarantor, the Company or the Investor without the prior written consent of the other parties.

11.

Taxation. The Investor acknowledges that, if the Investor is a United States person for U.S. federal income tax purposes, either (a) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Investor is not subject to backup withholding and that the Investor is a United States person, or (b) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if the Investor is not a United States person for U.S. federal income tax purposes, (X) the Company must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Investor’s foreign status, and (Y) the Investor may be subject to U.S. federal withholding or U.S. federal backup withholding tax on certain payments made to the Investor unless the Investor properly establishes an exemption from, or a reduced rate of, withholding or backup withholding.

12.

Waiver of Jury Trial. EACH OF THE GUARANTOR, THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

13.

Governing Law. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14.

Submission to Jurisdiction. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.

Venue. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Exchange Agreement in any court referred to in Section 14. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.

Service of Process. Each of the Guarantor, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided in Section 17. Nothing in this Exchange Agreement will affect the right of any party to this Exchange Agreement to serve process in any other manner permitted by law.

17.

Agent for Service of Process. The Guarantor hereby irrevocably appoints and designates James Lightman (the “Agent for Service of Process”), having an address at 1023 Cherry Road, Memphis, Tennessee 38117 as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Guarantor agrees that service of process upon such party shall constitute personal service of such process on such person. The Guarantor shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations under this Exchange Agreement shall have been completed in total. If the Agent for Service of Process shall cease to so act, the Guarantor shall immediately designate and shall promptly deliver to the Investor and the Placement Agent evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

18.

Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

19.

Counterparts. This Exchange Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.

Notices. All notices and other communications to the Guarantor or the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Wright Medical Group, Inc. 1023 Cherry Road Memphis, Tennessee 38117 Attn: James Lightman E-mail: james.lightman@wright.com

If to the Guarantor:	Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands Attn: James Lightman E-mail: james.lightman@wright.com

In each case, with a copy to (which shall not constitute notice):	Ropes & Gray LLP Three Embarcadero Center San Francisco, California 94111 Attn: Thomas Holden E-mail: Thomas.holden@ropesgray.com

21.

Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.

Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Guarantor and the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Exchange Agreement to be false or incorrect in any material respect.

23.

Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Guarantor, the Company and the Investor (for itself and on behalf of each Account) made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange Agreement to the extent provided in this Section 23.

24.

Severability. If any term or provision (in whole or in part) of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Exchanging Holder) has executed this Exchange Agreement as of the date first written above.

The Investor

By
Name:
Title:
Legal Name:

[Signature Page to Exchange Agreement]

ACCEPTED AND AGREED:

WRIGHT MEDICAL GROUP, INC. as the Company

By
Name:
Title:

WRIGHT MEDICAL GROUP N.V. as the Guarantor

By
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A TO THE EXCHANGE AGREEMENT

The Exchange Ratio: ____________

Name of Exchanging Holder	Aggregate Principal Amount of Exchanged 2020 Notes	CUSIP – Exchanged 2020 Notes	Aggregate Principal Amount of Exchanged 2023 Notes	CUSIP – Exchanged 2023 Notes

EXHIBIT B TO THE EXCHANGE AGREEMENT

NOTICE OF EXCHANGE PROCEDURES

Attached are Exchange Procedures for the settlement of the Wright Medical Group, Inc. (the “Company”) exchange of its 1.625% Cash Exchangeable Senior Notes due 2023 (the “2023 Notes”) pursuant to the Exchange Agreement, dated as of January 30, 2019, between you, the Company and the Guarantor which is expected to occur on or about February 7, 2019. To ensure timely settlement, please follow the instructions for exchanging your Wright Medical Group, Inc.’s 2.00% Cash Convertible Senior Notes due 2020 (the “2020 Notes”) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the 2023 Notes.

If you have any questions, please contact Katy Neumer at (407) 617-9991.

Thank you.

EXCHANGING 2020 NOTES FOR 2023 NOTES

Delivery of 2020 Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the 2020 Notes to post on February 7, 2019, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for transfer to The Bank of New York Mellon Trust Company, N.A. (DTC Participant No. 901), the aggregate principal amount[1] of Exchanged 2020 Notes (CUSIP/ISIN # 98235T AE7 / US98235TAE73) set forth in column 2 of Exhibit A of the Exchange Agreement.

It is important that this instruction be submitted and the DWAC posted on February 7, 2019, no later than 9:00 a.m., New York City time.

To receive 2023 Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the 2023 Notes to post and accept on February 7, 2019, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from The Bank of New York Mellon Trust Company, N.A. for the aggregate principal amount[2] of Exchanged 2023 Notes (CUSIP/ISIN #98235T AF4/US98235TAF49) set forth in column 4 of Exhibit A of the Exchange Agreement.

It is important that this instruction be submitted and the DWAC posted on February 7, 2019, no later than 9:00 a.m., New York City time.

You must complete BOTH steps described above in order to complete the exchange of 2020 Notes for 2023 Notes.

[1]	Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged 2020 Notes.
[2]	Note that the DWAC instruction should specify the principal amount, not the number, of 2023 Notes.

SETTLEMENT

On February 7, 2019, after the Company receives your 2020 Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange Agreement, the Company will deliver your 2023 Notes in accordance with the delivery instructions set forth above.

EXHIBIT C TO THE EXCHANGE AGREEMENT

Holder Settlement Details

These settlement instructions are to be delivered to the Company for each Exchanging Holder no later than one (1) business day after the date of the Exchange Agreement.

Name of Investor: _______________________

Investor Address:

_______________________________________

_______________________________________

_______________________________________

Telephone: _____________________________

Email Address: __________________________

Country of Residence: ____________________

Taxpayer Identification Number: ____________

Exchanged 2020 Notes

DTC Participant Number: ________________________________________________________________________

DTC Participant Name: __________________________________________________________________________

DTC Participant Phone Number: ___________________________________________________________________

DTC Participant Contact Email: ____________________________________________________________________

FFC Account #: ________________________________________________________________________________

Account # at Bank/Broker: ________________________________________________________________________

For Delivery of Exchanged 2023 Notes (if different from Exchanged 2020 Notes) and/or 2023 Notes

DTC Participant Number: ________________________________________________________________________

DTC Participant Name: __________________________________________________________________________

DTC Participant Phone Number: ___________________________________________________________________

DTC Participant Contact Email: ____________________________________________________________________

FFC Account #: ________________________________________________________________________________

Account # at Bank/Broker: ________________________________________________________________________